UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                          ----------------------------
                                    FORM 8-K
                          ----------------------------



                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): August 18, 2005


                           ----------------------------
                           PARAGON TECHNOLOGIES, INC.
                 (Exact Name of Issuer as Specified in Charter)
                          ----------------------------

          DELAWARE                        1-15729                    22-1643428
(State or Other Jurisdiction of    (Commission File Number)       (I.R.S. Employer
Incorporation or Organization)                                  Identification Number)


                  600 KUEBLER ROAD, EASTON, PENNSYLVANIA 18040
                    (Address of Principal Executive Offices)


                                 (610) 252-3205
              (Registrant's Telephone Number, Including Area Code)


          (Former name or former address, if changed since last report)

                          ----------------------------


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]   Written communications pursuant to Rule 425 under the Securities Act

[    ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[    ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
         Exchange Act

[    ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
         Exchange Act

This Current Report on Form 8-K is filed by Paragon Technologies, Inc., a Delaware corporation ("Paragon" or the "Company"), in connection with the matters described herein.


Item 8.01.    Other Events.

On August 19, 2005, the Company announced the repurchase of an aggregate of approximately 359,000 shares (or 8.3%) of its common stock in a private sale transaction for an aggregate of approximately $3.5 million (or $9.75 per share) from Leon C. Kirschner, the Company's former Chief Operating Officer, and Steven Shulman, a former director of the Company. In these transactions, the Company, with authorization from its Board of Directors, repurchased 190,091 shares from Mr. Kirschner for approximately $1.85 million and 169,109 shares from Mr. Shulman for approximately $1.65 million, which represented their holdings of the Company's common stock, and retired the shares. The closing market price of the Company's common stock on August 18, 2005 was $12.60 per share. A copy of the press release announcing the stock repurchase is attached hereto as Exhibit 99.1.

Mr. Kirschner, who also served as the Chief Executive Officer of the Company's former wholly-owned subsidiary, Ermanco Incorporated, resigned as an officer and employee of the Company on August 5, 2005, the day on which the Company completed its sale of substantially all of the assets and liabilities of Ermanco Incorporated. Mr. Shulman resigned as a director of the Company on August 8, 2005. Mr. Shulman became a director of the Company as a result of the Company's purchase of Ermanco on September 30, 1999.

Recently, the Company announced that its Board of Directors amended its existing stock repurchase program by increasing the amount it has authorized management to repurchase from up to $1,000,000 of the Company's common stock to up to $5,000,000. The stock repurchases may, at the discretion of the Company's management, be made from time to time on the open market or in privately negotiated transactions.

Under the stock repurchase program, the Company may repurchase shares of its common stock from time to time in compliance with SEC regulations and subject to market conditions. The stock repurchase program does not require the Company to acquire any specific number of shares, and the Company may terminate the program at any time. Subject to the $5,000,000 limitation, of which approximately $1,172,000 remains available for repurchases, the timing and quantity of any stock repurchases will be at the sole discretion of the Company.



Item 9.01.    Financial Statements and Exhibits.

The following exhibits are filed with this Form 8-K:

  (c)  Exhibit No.     Description


        99.1           Press Release of Paragon Technologies, Inc. dated
                       August 19, 2005.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                PARAGON TECHNOLOGIES, INC.



Date:  August 19, 2005                          By:   /s/  Leonard S. Yurkovic
                                                    --------------------------
                                                         Leonard S. Yurkovic
                                                         President and CEO

                                Index of Exhibits


(c)  Exhibit No.       Description

      99.1*            Press Release of Paragon Technologies, Inc. dated
                       August 19, 2005.

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* Filed herewith